Exhibit 10.14

SIXTH AMENDMENT

TO THE

FIFTH THIRD BANCORP 401(k) SAVINGS PLAN

(January 1, 2015 Restatement)

WHEREAS, Fifth Third Bank (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2015, and as subsequently amended (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to (i) exclude from participation in the Plan collective bargaining employees and MB Financial employees; (ii) provide service crediting to certain MB Financial employees; (iii) permit qualified reservist and HEART withdrawals; and (iv) modify the hardship withdrawal provisions;

WHEREAS, pursuant to Plan section 12.1(a), Fifth Third reserved the right to amend the Plan at any time; and

WHEREAS, pursuant to Plan section 12.1(b), Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairman to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.    Effective as of January 1, 2019, Section 3.4(a) is amended to add the following new subparts (3) and (4) at the end:

“(3)    an Employee who is covered by a collective bargaining agreement with the Employer unless, and only to the extent, such collective bargaining agreement provides for coverage under the Plan.

(4)    an MB Financial Ineligible Employee as defined in Appendix XXXI.”

2.    Effective as of January 1, 2019, Section 8.1(a) of the Plan is amended in its entirety to read as follows:

“(a)    Election. During his employment with the Employer, and subject to such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals in the event of hardship from his Section 401(k) Salary Deferral Account (including amounts attributable to earnings), except to the extent a loan is secured by such subaccount.”

3.    Effective as of January 1, 2019, Section 8.1(b)(2)(F) of the Plan is amended in its entirety to read as follows:

“(F)    expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to section 165(h)(5) of the Code and whether the loss exceeds 10% of adjusted gross income).”

4.    Effective as of January 1, 2019, Section 8.1(b)(3)(D) of the Plan is amended in its entirety to read as follows:

“(D)	available withdrawals and distributions (including distribution of ESOP dividends under section 404(k) of the Code) from all plans maintained by the Employer or by another employer; or”

5.    Effective as of January 1, 2019, the last sentence of Section 8.1(b)(3) of the Plan is amended in its entirety to read as follows:

“In addition, for a withdrawal taken prior to January 1, 2019, the Employee’s section 401(k) contributions under Section 4.1 shall be suspended for six months after receipt of the hardship withdrawal.”

6.    Effective as of January 1, 2019, a new Section 8.9 is added to the Plan to read as follows:

“8.9	Uniformed Services Withdrawals.

(a)    HEART Distributions. A Participant performing service in the uniformed services as described in section 3401(h)(2)(A) of the Code shall be treated as having been severed from employment with the Employer and Affiliates for purposes of section 401(k)(2)(B)(i)(I) of the Code and shall, as long as that service in the uniformed services continues, have the option to request a distribution of all or any part of the Participant’s Account restricted from distribution only due to section 401(k)(2)(B)(i)(I) of the Code. Any distribution taken by a Participant pursuant to the previous sentence shall be considered an eligible rollover distribution as defined in Section 9.3(b) and any Participant taking such a distribution shall be suspended from making compensation reduction contributions as provided in Section 4.1 for a period of six months following the date of any such distribution and from making elective deferrals within the meaning of section 414(u)(2)(C) to another plan of the Employer or Affiliate.

(b)    Qualified Reservist Distributions. A Participant ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of the reserve component (as defined in section 101 of title 37, United States Code) shall be eligible to elect to receive a Qualified Reservist Distribution. A “Qualified Reservist Distribution” means a distribution from a Participant’s Account attributable to compensation reduction contributions as provided in Section 4.1, provided that such distribution is made during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.”

7.    Effective as of January 1, 2018, Appendix XXVIII in the form attached hereto is added to and made a part of the Plan.

8.    Effective as of February 15, 2018, Appendix XXIX in the form attached hereto is added to and made a part of the Plan.

9.    Effective as of November 1, 2018, Appendix XXX in the form attached hereto is added to and made a part of the Plan.

10.    Effective as of January 1, 2019, Appendix XXXI in the form attached hereto is added to and made a part of the Plan.

11.    Effective upon execution of this amendment, Appendix I to the Plan is amended by adding the following new rows:

Epic Insurance Solutions Agency LLC	XXVIII

Coker Capital Securities, LLC	XXIX

Franklin Street Partners, Inc.	XXX

MB Financial, Inc. (and affiliates)	XXXI	XXXI

12.    Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 20th day of December 2018.

FIFTH THIRD BANK

By:	/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank
Pension, 401(k) and Medical Plan
Committee

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVIII

Epic Insurance Solutions Agency LLC

1.    Epic Insurance Employee. For purposes of this Appendix, “Epic Insurance Employee” means an individual who, immediately prior to the acquisition of all the interests of Epic Insurance Solutions Agency LLC (“Epic Insurance”) on November 1, 2017 pursuant to the Limited Liability Company Interest Purchase Agreement among Epic Insurance Solutions, LLC, Donald B. Thompson, Jason K. Rankin, NV Insure LLC and Fifth Third Insurance Agency, Inc. dated September 15, 2017, was employed by Epic Insurance as an employee and became an “Employee” in connection with such acquisition.

2.    Past Service Credit. For purposes of clarity, effective November 1, 2017, each Epic Insurance Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his service with Epic Insurance. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXIX

Coker Capital Securities, LLC

1.    Coker Employee. For purposes of this Appendix, “Coker Employee” means an individual who, immediately prior to the acquisition of all the interests of Coker Capital Securities, LLC (“Coker”) on February 15, 2018 pursuant to the Limited Liability Company Interest Purchase Agreement by and among Fifth Third Securities, Inc., Fifth Third Bank and the Beneficial Owners and Members of Coker Capital Securities LLC listed herein dated January 25, 2018, was employed by Coker as an employee, and became an “Employee” in connection with such acquisition.

2.    Past Service Credit. Effective February 15, 2018, each Coker Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his service with Coker. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXX

Franklin Street Partners, Inc.

1.    Franklin Employee. For purposes of this Appendix, “Franklin Employee” means an individual who, immediately prior to the acquisition of all the interests of Franklin Street Trust Company and Franklin Street Advisors, Inc. (“Franklin Subsidiaries”) on November 1, 2018 pursuant to the Purchase and Sale Agreement by and among Franklin Street Partners, Inc., Franklin Street Trust Company, Franklin Street Advisors, Inc. and Fifth Third Bank dated August 29, 2018, was employed by Franklin Street Partners, Inc. (“Franklin Partners”) as an employee, and became an “Employee” in connection with such acquisition.

2.    Past Service Credit. Effective November 1, 2018, each Franklin Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his service with Franklin Partners. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXXI

MB FINANCIAL, INC.

1.    MB Financial Employee. For purposes of this Appendix, “MB Financial Employee” means an individual who, immediately prior to the closing of the Agreement and Plan of Merger by and among MB Financial, Inc., Fifth Third Bancorp and Fifth Third Financial Corporation, dated as of May 20, 2018 (the “MB Merger”) was employed by MB Financial, Inc. (“MB Financial”) or its affiliates (determined in the same manner as an Affiliate, but with respect to MB Financial) (the “MB Affiliates”).

2.    Past Service Credit. Effective as of the closing of the MB Merger, each MB Financial Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his service with MB Financial, Inc. or its MB Affiliates as determined under the provisions of the MB Financial, Inc. Profit Sharing Plan. Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

3.    MB Financial Ineligible Employee. An “MB Financial Ineligible Employee” means an individual who is either (i) paid through the payroll system maintained by Ceridian HCM Holding Inc. or its affiliates (“Ceridian Payroll”), or (ii) on or after January 1, 2019, but prior to the closing of the MB Merger was employed by MB Financial or its MB Affiliates; provided, however, that any person who (x) becomes an Employee prior to the MB Merger, or (y) is terminated on or after the MB Merger and then is subsequently reemployed by an Employer or Affiliate shall not be an MB Financial Ineligible Employee unless paid through the Ceridian Payroll.